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                                                                                       EXHIBIT 11
                            THE SOUTHLAND CORPORATION AND SUBSIDIARIES
                          STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                              (IN THOUSANDS, EXCEPT PER-SHARE DATA)

                              CALCULATION OF EARNINGS PER COMMON SHARE


                                                          THREE MONTHS                NINE MONTHS
                                                       ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                                   -------------------------   -------------------------
                                                       1997         1996           1997         1996
                                                   -----------   -----------   -----------   -----------
Net earnings.  .  .  .  .  .  .  .  .  .  .  .  .  $   33,471   $   37,686    $   64,623    $   73,562
Add interest on Convertible Debt, net of tax            2,063        2,105         6,201         6,270
                                                   -----------   -----------   -----------   -----------
Net earnings applicable to common
    stock and equivalents outstanding  .  .  .  .  $   35,534   $   39,791    $   70,824    $   79,832
                                                   ===========   ===========   ===========   ===========

Weighted average number of common shares
   outstanding .  .  .  .  .  .  .  .  .  .  .  .     409,923      409,923       409,923       409,923
Weighted average number of common shares
    issuable upon conversion of Convertible Debt.      72,112       72,112        72,112        72,112
Dilutive effect of stock options after application
    of treasury stock method  .  .  .  .  .  .  .         -            -             227            99
                                                   -----------   -----------   -----------   -----------
Weighted average number of common shares
   and equivalents outstanding.  .  .  .  .  .  .     482,035      482,035       482,262       482,134
                                                   ===========   ===========   ===========   ===========

Net earnings per common share and equivalents
    (Primary and Fully Diluted)  .  .  .  .  .  .        $.07         $.08          $.15          $.17
                                                         =====        =====         =====         =====



                                                      Tab 1
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